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                                                                    EXHIBIT 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 18, 2000 (except with respect to the matter discussed in Note 1, as to which the date is March 7, 2000) included in NewsEdge Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Boston, MA
August 1, 2000